Exhibit 99.1

Tower Group International Declares Regular Quarterly Dividend of $0.165 Per Share

HAMILTON, Bermuda--(BUSINESS WIRE)--August 9, 2013--Tower Group International, Ltd. (NASDAQ: TWGP) announced today the Company’s Board of Directors approved a quarterly dividend on August 6, 2013 of $0.165 per share payable on September 20, 2013 to shareholders of record as of September 9, 2013. The quarterly dividend of $0.165 per share is unchanged from the first quarter of 2013.

About Tower Group International, Ltd.

Tower Group International, Ltd. is a Bermuda-based global diversified insurance and reinsurance holding company and is listed on the NASDAQ Global Select Market under the symbol TWGP. Our U.S. insurance subsidiaries are rated A- (Excellent) by A.M. Best. Through our insurance and reinsurance subsidiaries in the U.S. and Bermuda, collectively referred to as Tower Group Companies, we deliver a broad range of commercial, personal and specialty insurance products and services in the U.S. and specialty reinsurance products globally through our distribution and underwriting partners.

For more information, visit Tower's website at http://www.twrgrpintl.com.

CONTACT:
Tower Group International, Ltd.
Bernie Kilkelly, 212-655-8943
Managing Vice President, Investor Relations
bkilkelly@twrgrp.com